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                                                                                            EXHIBIT 99.3


                                                                                               EXHIBIT B


                                 THE BOATMEN'S NATIONAL BANK OF ST. LOUIS
                        BOATMEN'S AUTO TRUST 1995-A DISTRIBUTION DATE STATEMENT TO
                                               NOTEHOLDERS
                                             OCTOBER 15, 1996

Principal Distribution Amount
Class A-1 Notes:                                   $0.00    ( $0.00 per $1,000 original principal amount)
Class A-2 Notes:                           $9,395,634.27    ($89.97 per $1,000 original principal amount)
Class A-3 Notes:                                   $0.00    ( $0.00 per $1,000 original principal amount)

Interest Distribution Amount
Class A-1 Notes:                                   $0.00    ( $0.00 per $1,000 original principal amount)
Class A-2 Notes:                             $276,241.61    ( $2.65 per $1,000 original principal amount)
Class A-3 Notes:                             $516,347.58    ( $5.08 per $1,000 original principal amount)

Note Balance:
   Class A-1 Notes                                 $0.00
   Class A-2 Notes                        $46,789,100.14
   Class A-3 Notes                       $101,576,574.00

Note Pool Factor:
   Class A-1 Notes                             0.0000000
   Class A-2 Notes                             0.4480556
   Class A-3 Notes                             1.0000000

Certificate Balance                       $12,137,649.00

Certificate Pool Factor                        1.0000000

Servicing Fee                                $141,582.46
Servicing Fee Per $1,000 Note                      $0.47

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